SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): August 5, 2004

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5. Other Events

Alpharma Inc. (the "Company") wishes to disclose the following risk factors which are added to or updated from the Risk Factors appearing in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003. Any Risk Factor appearing in the Company's 2003 10-K/A not reproduced below remains unchanged and continues to apply to the business of the Company in the form set forth in the Company's 2003 10-K/A.

Additional Risk Factor

Recent restatements of the Company's financial statements and certain matters related to internal controls may present a risk of future restatements and non-compliance with certain aspects of the Sarbanes-Oxley Act.

During the third quarter of 2000, the Company revised its financial statements for the four quarters of 1999 and the first two quarters of 2000. The revisions resulted from invoices in Brazil that were either not supported by underlying transactions or for which the recorded sales were inconsistent with underlying transactions. In November 2001, the Company announced the completion of a revision of its financial statements for 1998, 1999, 2000 and the first two quarters of 2001. This revision resulted predominantly from a required modification in recognizing revenue for specific customer orders in the Company's AH business in 1998, 1999 and 2000 from the time the order was segregated in a third party warehouse and billed, to a subsequent period when the order was shipped from the third party warehouse to the customer. During the first quarter of 2004, the Company revised its financial statements related to the accrual of product discounts in the Netherlands and the treatment of the Company's former French human pharmaceutical business as a discontinued operation. In May 2004, the company revised its 2003 financial statements to adjust previously reported inventory balances and cost of sales related to product purchased under a vendor supply contract.

As part of the audit of the financial statements for the year ended December 31, 2003, the Company's auditors communicated to the Company's management and Audit Committee two reportable conditions in the internal controls of the USHP division that, when viewed collectively, constitute a material weakness in the Company's internal controls. A material weakness is defined as a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

   The reportable conditions noted were (i) inadequate staffing and supervision at the USHP division, leading to the untimely identification and resolution of certain accounting matters; and (ii) failure to perform timely reviews, substantiation and evaluation of certain general ledger account balances at the USHP division.

     The Company has addressed the reportable conditions by (i) enhancing its overall control environment through extensive changes in USHP leadership, including the appointment of a new President and a new CFO in June 2003, appointing a new VP of Supply Chain and business segment leaders in January 2004 and appointing a new Controller in April 2004; (ii) reorganizing USHP finance and recruiting additional finance personnel; (iii) establishing a new position: Director, Internal Controls and Compliance responsible for monitoring internal controls in the USHP division; (iv) completing a review of significant balance sheet accounts; and (v) continuously assessing risks via newly established business and financial review processes within the USHP division.

Beginning in 2005, Section 404 of the Sarbanes-Oxley Act of 2002 ("the Act") will require the Company to include an internal control report of management in its Annual Report on Form 10-K. The internal control report must contain (1) a statement of management's responsibility for establishing and maintaining adequate internal control over financial reporting, (2) a statement identifying the framework used by management to conduct the required evaluation of the effectiveness of our internal control over financial reporting, (3) management's assessment of the effectiveness of our internal control over financial reporting as of the end of its most recent fiscal year, including a statement as to whether or not internal control over financial reporting is effective, and (4) a statement that the Company's independent auditors have issued an attestation report on management's assessment of internal control over financial reporting.

Management acknowledges its responsibility for internal controls over financial reporting and seeks to continually improve those controls. In addition, in order to achieve compliance with Section 404 of the Act within the prescribed period, the Company has since 2003, been engaged in a process to document and evaluate its internal controls over financial reporting. In this regard, management has dedicated internal resources, engaged outside consultants and adopted a detailed work plan to (i) assess and document the adequacy of internal control over financial reporting, (ii) take steps to improve control processes where appropriate, (iii) validate through testing that controls are functioning as documented and (iv) implement a continuous reporting and improvement process for internal control over financial reporting. The Company believes its process for documenting, evaluating and monitoring its internal control over financial reporting is consistent with the objectives of Section 404 of the Act. During the second quarter of 2004, the Company commenced testing its internal controls. The Company's documentation and testing to date have identified certain gaps in the design and effectiveness of internal controls over financial reporting that the Company is in the process of remediating. The Company can provide no assurance as to its, or its independent auditors conclusions at December 31, 2004 with respect to the effectiveness of its internal controls over financial reporting.

The existence of the above factors and circumstances create a risk of future restatements to the Company's financial statements as well as a risk that the Company, or its independent auditors, will not be able to conclude at December 31, 2004 that the Company's internal controls over financial reporting are effective as required by Section 404 of the Sarbanes-Oxley Act.

Updated Risk Factors

Research and development expenditures will negatively impact the Company's earnings in the short term, and there is no guarantee of success.

The Company expended $63 million on research and development efforts in 2003 and expects to increase these expenditures to approximately $80 million in 2004. As a result, these research and development expenditures may have an adverse impact on the Company's earnings in the short term. Further, the Company cannot be sure that its research and development expenditures will, in the long term, result in the commercialization of products which prove to be economically successful.

The Company has been and will continue to be affected by price competition and the extension of patent exclusively.

The Company's generic pharmaceuticals business has historically been subject to intense competition, particularly on the basis of price. As patents and other bases for market exclusivity of branded pharmaceuticals expire, prices typically decline as generic competitors, such as the Company enter the marketplace. Normally, there is a further unit price decline as the number of generic competitors increases. The timing of these price decreases is unpredictable and can result in a significantly curtailed period of profitability for a generic drug. While the effect of these price declines vary from product to product, and the effect of individual products is not usually material to the Company, such effect can, on occasion, be material. In addition, brand name and patented pharmaceuticals manufacturers frequently take actions to prevent or discourage the use of generic equivalents. These actions may include:

  filing new patents on drugs whose original patent protection is about to expire;

  developing patented controlled-release products or other product improvements; and

  increasing marketing initiatives and filing of additional litigation.

The Company is experiencing price competition from products manufactured in countries (such as China and India) which may have a lower cost basis than products manufactured by the Company. Such competition is expected to increase in future years.

Many of the third parties with whom the Company does business depend on government approvals, and the failure to maintain these approvals could affect the supply of materials to the Company, hinder the Company's ability to license products, or affect the promotion, distribution or sale of the Company's products.

The Company has affiliations, license agreements and other arrangements with third parties that depend on regulatory approvals sought by such third parties. The Company's vendors and third party contract manufacturers are subject to regulatory compliance similar to those described herein with respect to the Company. If any one of these third parties is found to have significant regulatory violations, the Company could be materially negatively impacted if such violations result in an interruption of the supply of API and/or a product which relates to material Company sales. In 2003 the Company was forced to withdraw Metformin IR (annual sales of approximately $12 million) from its product line due to regulatory problems expressed by the active ingredient supplier. While the Company takes measures where economically feasible and available to secure back-up suppliers, many of the Company's API's come from a sole source supplier. There can be no assurance that such contingency plans will be able to provide adequate and timely product to eliminate any threat of interruption of supply of the Company's products to its customers or that these problems will not otherwise materially impact the Company's business.

The Company's foreign operations are subject to additional economic and political risks.

The Company's foreign operations are subject to currency exchange fluctuations and restrictions, political instability in some countries, and uncertainty as to the enforceability of, and government control over, commercial rights.

The Company sells products in many countries that are susceptible to significant foreign currency fluctuations. The Company's API products are generally sold for U.S. dollars, eliminating the direct exposure to currency fluctuations, but increasing credit risk if the local currency devalues significantly and it becomes more difficult for customers to purchase U.S. dollars required to pay the Company.

The Company's human Pharmaceutical business in affected by the reimbursement policies of third party payors, such as insurers and managed care organizations.

The Company's commercial success, in the U.S. and in foreign markets, with respect to generic products depends, in part, on the availability of adequate reimbursement for the Company's customers from third party health care payors, such as government and private health insurers and managed care organizations. Third party payors are increasingly challenging the pricing of medical products and services and their reimbursement practices may prevent the Company from maintaining the Company's present product price levels. In addition, the market for the Company's products may be limited by third party payors who establish lists of approved products and do not provide reimbursement for products not listed. In the U.S., Medicaid legislation requires all pharmaceutical manufacturers to rebate state governments a percentage of the average manufacturer's selling price on sales of certain prescription drugs reimbursed under the state Medicaid programs. Certain U.S. states, such as Michigan and Florida, have adopted measures to contain further the costs incurred for prescription drugs under their Medicaid programs. These measures include placing certain prescription drugs on a restricted list and negotiating additional discounts in the prices paid for prescription drugs. The Company has, along with twelve other pharmaceutical manufacturers, been named in a lawsuit being brought by the Attorney General of Massachusetts in the District Court of Massachusetts. The litigation alleges improprieties in the various companies' practices of reporting average wholesale prices to certain third party reporting entities from 1994 through 2003 with regard to certain of their respective drugs for which the Massachusetts Medicaid program provided reimbursement. The litigation alleges fraud, unjust enrichment, violation of the Massachusetts Medicaid False Claims Act, breach of contract, breach of duty of good faith and fair dealing and violations of certain federal drug rebate laws. Massachusetts is seeking statutory and civil penalties including disgorgement of profits and treble damages as may be determined at trial. The Company also received an informal subpoena from the Attorney General of the State of Florida seeking documents and information regarding four of the Company's products reimbursed by Florida Medicaid. Additionally, the Attorney's General for Illinois, Kentucky and Nevada have given the Company notice that said agencies intend to investigate Medicaid pricing issues within their jurisdiction.

The Company's liability from accidents, product liability or other claims may exceed the Company's insurance coverage.

The Company seeks to obtain liability and direct damage insurance to protect it from the liability due to accidents, product liability and other claims that arise in the course of doing business. While, based upon historical claims levels, the Company believes its present insurance is adequate for current and projected operations, insurance that the Company seeks to obtain in the future to protect itself against these potential liabilities may be inadequate, unobtainable or prohibitively expensive. The Company is subject to renewal of most of its insurance policies each year and changes are anticipated at each renewal. In recent years, the Company has experienced significant increases in its insurance costs and coverage reductions including coverage exclusions pertaining to certain products that it now manufacturers or may manufacture in the future. The Company's inability to obtain and maintain sufficient insurance coverage on reasonable terms could materially adversely affect the Company's business, financial condition and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President

Date: August 5, 2004